EXHIBIT 23


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement on Form S-8 Nos. 333-51254 and 333-113224 of Pacific Financial Corporation of our report, dated January 31, 2004, relating to the financial statements of BNW Bancorp, Inc., for the years ended December 31, 2003 and 2002, included in this Current Report on Form 8-K of Pacific Financial Corporation.




Bellingham, Washington
April 27, 2004